FOR IMMEDIATE RELEASE

LCC Contact:

C.R. Waldron

Sr. Vice President, Chief Financial Officer & Investor Relations

+1.703.873.2266 phone

bob_waldron@lcc.com

LCC INTERNATIONAL RECEIVES EXTENSION FROM NASDAQ UNTIL NOVEMBER 23, 2005

MCLEAN, VIRGINIA, November 2, 2005 –LCC International, Inc., (NASDAQ: LCCIE), a global leader in wireless voice and data turn-key technical consulting services, announced today that the Nasdaq Listings Qualifications Panel has granted the Company’s request for an extension until November 23, 2005 to comply with the filing requirements of the Securities and Exchange Commission and Nasdaq Marketplace Rule 4310(c)(14). The Panel determined to continue listing the Company’s securities on the Nasdaq National Market under the amended and final exception that on or before November 23, 2005, the Company shall file its restated Form 10-Q/A for the quarter ended September 30, 2004, its restated Form 10-K/A for the year ended December 31,2004, its restated Form 10-Q/A for the quarter ended March 31, 2005, its Form 10-Q for the quarter ended June 30, 2005, and its Form 10-Q for the quarter ended September 30, 2005.

About LCC

LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected compliance with filing deadlines. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may likely change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the restatement process and/or the uncertainty of success of any Nasdaq administrative hearing. Other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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